                                                                   Exhibit 10.11

                              MANAGEMENT AGREEMENT

            THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of September 3, 1999 by and among KRG Capital Partners, L.L.C., a Delaware limited liability company ("KRG"), TransCore Holdings, Inc., a Delaware corporation ("Holdings"), and Syntonic Technology, Inc., a Delaware corporation and its subsidiaries (collectively referred to herein as "OpCo").

                                   BACKGROUND

            Holdings, OpCo and each of their respective subsidiaries, if any (collectively, the "Company"), desire to receive transaction advisory, financial and management consulting services from KRG and thereby obtain the benefit of KRG's experience in mergers, acquisitions, buyouts, industry consolidations and business and financial management generally and its knowledge of the Company's financial affairs in particular. KRG is willing to provide transaction advisory, financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate KRG for such services.

            NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of KRG and the Company hereby agree as follows:

                                      TERMS

      1. ENGAGEMENT

            The Company hereby engages KRG as a financial and management consultant and transaction advisor, and KRG hereby agrees to provide financial and management consulting and transaction advisory services to the Company, all on the terms and subject to the conditions set forth below.

      2. SERVICES OF KRG

            KRG hereby agrees during the term of this engagement to consult with the Company's boards of directors (collectively, the "Board") and management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including, but not limited to:

                  (i)   Corporate, acquisition and divestiture strategies;

                  (ii)  Budgeting of future corporate investments;

                  (iii) Public offerings;

                  (iv)  Debt and equity financings;

                  (v)   Sourcing and identifying potential acquisition
                        candidates;
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                  (vi)  Establishing initial contact and negotiating letters of intent with targets;

                  (vii) Formulating and negotiating acquisition structures
                        (i.e., stock/cash mix, earnouts, compensation, etc.);

                  (viii) Financial modeling of target acquisitions;

                  (ix)  Oversight of lender approval process;

                  (x) Oversight of due diligence process (including specialists, i.e., environmental, ERISA, insurance, tax, etc.);

                  (xi) Negotiating definitive acquisition agreements and ancillary documents;

                  (xii) Coordination and oversight of closing process;

                  (xiii) Assisting management in implementation of integration strategy and post-closing matters (i.e., identifying potential cost savings, plant closings, employee matters, lease negotiations, supply agreements and other consolidation opportunities); and

                  (xiv) Assisting management in presentations to the investment community and analysts of acquired companies and results of acquisition strategy.

Principals of KRG will be available to serve on the Board and will devote such time and attention to the Company's affairs as reasonably necessary to accomplish the purposes of this Agreement.

      3. COMPENSATION

            (a) The Company hereby agrees to pay to KRG, as compensation for services to be rendered by KRG hereunder, an aggregate fee equal to $400,000 per year (the "Base Fee"). Any subsequent increase in the Base Fee will be effective only upon approval by the Board. The Base Fee, as set forth herein and established from time to time, will be payable in twelve (12) equal monthly installments, with payment in full of each such installment due by the fifth day of each calendar month. In addition to the Base Fee, the Company agrees to pay to KRG, as compensation for services rendered to the Company with respect to the consummation of any acquisition of a toll collection system business, a traffic management systems business or other business then operated or conducted by the Company (or in to which the Company seeks strategic expansion) or any other acquisition in furtherance of the Company's business strategy, which transaction closes after the date hereof, a transaction closing fee (the "Transaction Closing Fee") equal to the greater of(i) $75,000, or (ii) six-tenths of one percent (.6%) of the Transaction


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Value. Notwithstanding the foregoing, (i) KRG's fees in connection with the closing of the OpCo acquisition will be as set forth in Section 3(b), and (ii) the Transaction Closing Fee may be adjusted upward if the Board determines that an acquisition transaction presented unusual complexities. For purposes of this Agreement, "Transaction Value" will mean the aggregate of all cash and non-cash consideration paid to the sellers of the company or business being acquired and the value of all interest-bearing debt assumed by the Company. Any non-cash consideration will be valued at fair market value, and the value of any equity securities issued will be fair market value on the date of issuance, assuming such equity securities are fully vested on such date.

            (b) In addition to the fees set forth in Section 3(a) above, the Company hereby further agrees to pay to KRG: (i) a $450,000 transaction fee for KRG's services performed in connection with the OpCo acquisition, and (ii) certain fees as set forth below in Section 4.

            (c) In addition to the fees set forth in Section 3(a) above, in the event of the Sale of the Company (as hereinafter defined), KRG shall be entitled to a fee equal to (i) one percent (1%) of the Transaction Value of the Sale of the Company, if the Company does not retain an investment banking firm to act on its behalf in connection with the transaction and (ii) one-half of one percent (.5%) of the Transaction Value if the Company does retain an investment banking firm, provided that in no event shall such fee exceed $750,000 unless approved in advance by the Board.

      4. TERM

            This Agreement will be in effect for an initial term of five (5) years, commencing on the date hereof, and will be renewed automatically thereafter on a year-to-year basis unless one party gives the other thirty (30) days' prior written notice of its desire not to renew this Agreement; provided, however, that this Agreement will immediately terminate on the date KRG gives the Company written notice of termination. In the event of a Sale of the Company or an initial public offering of shares of the capital stock of either Holdings or OpCo (either, an "IPO"), this Agreement will be automatically renewed, without further action or notice by KRG or the Company, for an additional five
(5)-year term unless the Board, not later than sixty (60) days after the closing of a Sale of the Company or an IPO, gives KRG written notice of its desire not to renew this Agreement for such term. In the event that the Board terminates this Agreement by delivering the required written notice upon an IPO or Sale of the Company, the Company agrees to pay KRG an accelerated cash payment in an amount equal to the Base Fee (as then in effect) for a period of time that is the longer of (A) two and one-half (2 1/2) years, or (B) the remainder of the term of the Agreement; provided, however, that designees of KRG serving as directors on the Board shall abstain from participating in any decision by the Board to terminate this Agreement in connection with an IPO. As used herein, the term "Sale of the Company" will mean any transaction or series of related transactions (i) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than KRG Capital Fund I, L.P., KRG Capital Fund I
(PA), L.P., or KRG Capital Fund I (FF), L.P. (collectively the "Fund"), KRG, any institutions, individuals or entities that, upon invitation or by contractual right, co-invest in Holdings with the Fund or KRG (the "Invited Parties" and, together with KRG and the Fund, the "KRG Investing

Parties"), or persons controlling, controlled by or under common control with the KRG Investing Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the issued and outstanding Voting Stock (as defined below) of Holdings, (ii) that results in the sale of all or substantially all of the Company's assets, or (iii) that results in the consolidation or merger of Holdings with or into another corporation or corporations or other entity in which Holdings is not the survivor (except any such corporation or entity controlled, directly or indirectly, by the Company). Notwithstanding the foregoing, beneficial ownership by employees and members of the management of the Company of more than 50% of the issued and outstanding Voting Stock resulting from the conversion of or exercise employee stock options, warrants or of any other rights under which such persons have the right to acquire Voting Stock, shall not constitute a Sale of the Company for purposes of this Section 4. No termination of this Agreement, whether pursuant to this paragraph or otherwise, will affect the Company's obligations with respect to earned and accrued fees, costs and expenses incurred by KRG in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination.

            As used herein, the term "Voting Stock" will mean and include (i) any capital stock of any class of Holdings ("Common Shares") which has the right to vote on all matters submitted to holders of Common Shares, and (ii) any security, right, option, warrant or agreement convertible into or exercisable to obtain any Common Shares or capital stock of any class of Holdings which has the right to vote on all matters submitted to holders of Common Shares.

            Any reference herein to an approval or other action of the Board will mean a determination based on a finding by a majority vote of the members of the Board (excluding the votes of those directors who are also principals of KRG) that the approval or other action is in the best interest of the Company.

      5. INDEMNIFICATION

            The Company hereby agrees to indemnify and hold harmless KRG, its principals, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance under this Agreement, except as a result of their gross negligence or willful misconduct that results in a material adverse effect on the Company's business operations or financial results.

      6. KRG AN INDEPENDENT CONTRACTOR

            Each of KRG and the Company hereby agree that KRG will perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither KRG nor its principals, officers or employees will be considered employees or agents of the Company as a result of this Agreement, nor will any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company; provided, however, if any principal of KRG is serving as an officer or director of the Company, such person will have all authority as an officer or director of


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the Company to contract in the name of or otherwise bind the Company, notwithstanding any other provision of this Agreement.

      7. CONFIDENTIAL INFORMATION

            KRG acknowledges that the information, observations and data obtained by it, its principals, agents and employees during the course of KRG's performance under this Agreement concerning the business plans, financial data and business relations of the Company (the "Confidential Data") are the Company's valuable, special and unique assets. KRG therefore agrees that it will not, nor will it permit any of its principals, agents or employees, to disclose to any unauthorized person any of the Confidential Data obtained by KRG during the course of KRG's performance under this Agreement without the Company's prior written consent, unless and to the extent that (i) the Confidential Data becomes generally known to and available for use by the public otherwise than as a result of KRG's acts or omissions to act, (ii) such disclosure is required by any statute, rule, regulation or law or any judicial or administrative body having jurisdiction, or (iii) such disclosure is made in the course of KRG's performance of its duties under this Agreement to existing or potential lenders or investors in the Company, potential acquirors or acquisition candidates of the Company or other third parties performing or proposing to provide services to the Company who have a need to know such information.

      8. NOTICES

            Any notice or report required or permitted to be given or made under this Agreement by one party to another will be deemed to have been duly given or made if personally delivered, delivered by reputable overnight courier, sent by telecopy, or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as will be given in writing by one party to the other):

      If to KRG:

           KRG Capital Partners, LLC
           1515 Arapahoe Street
           Tower One, Suite 1500
           Denver, Colorado 80202
           Attention:       Charles R. Gwirtsman, Managing Director
                            and Bruce L. Rogers, Managing Director

      If to the Company:

           TransCore Holdings, Inc.
           7611 Derry Street
           Harrisburg, Pennsylvania 17111
           Attention:       John Worthington, President

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      9. ENTIRE AGREEMENT; MODIFICATION

            This Agreement (i) contains the complete and entire understanding and agreement of KRG and the Company with respect to the subject matter hereof,
(ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of KRG in connection with the subject matter hereof, and (iii) may not be modified except by an instrument in writing executed by each of KRG and the Company.

      10. WAIVER OF BREACH

            The waiver by any party of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any subsequent breach of that provision or any other provision thereby.

      11. ASSIGNMENT

            Neither KRG nor the Company may assign their respective rights or obligations under this Agreement without the express written consent of all other parties.

      12. GOVERNING LAW

            This Agreement will be deemed to be a contract made under, and is to be governed and construed in the accordance with, the internal laws of the State of Colorado, without regard to conflict of law principles.

                                  * * * * * * *



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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date above written.

                                KRG CAPITAL PARTNERS, L.L.C

                                By:
                                   ---------------------------------------------
                                         Bruce L. Rogers
                                         Managing Director



                                TRANSCORE HOLDINGS, INC.

                                By:
                                   ---------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                SYNTONIC TECHNOLOGY, INC.

                                By:
                                   ---------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                     AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

THIS AMENDMENT No. 1 to Management Agreement (the "Amendment") dated as of June 30, 2000 by and among KRG Capital Partners, LLC, a Delaware limited liability company ("KRG"), TransCore Holdings, inc., a Delaware corporation ("Holdings") and TransCore, Inc. (formerly Syntonic Technology, Inc.), a Delaware corporation and its subsidiaries (collectively referred to herein as "Opco").

                                   BACKGROUND

         WHEREAS, KRG Holdings and Opco entered into a Management Agreement dated as of September 3, 1999 (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of KRG, Holdings, Opco and its subsidiaries agree as follows:

                                      TERMS

         1. Section 3(a) of the Agreement is hereby amended by deleting the reference to $250,000 in the second line and inserting $300,000 in lieu thereof.

         2. Except as set forth herein, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date above written.

                                               KRG CAPITAL PARTNERS, LLC

                                               By: /s/ Charles R. Gwirtsman
                                                   ------------------------
                                               Name:   Charles R. Gwirtsman
                                               Title:  Managing Director


                                               TRANSCORE HOLDINGS, INC.


                                               By: /s/ John Worthington
                                                   --------------------
                                               Name:   John Worthington
                                               Title:  President and CEO


                                               TRANSCORE, INC. (FORMERLY
                                               SYNTONIC TECHNOLOGY, INC.)


                                               By: /s/ John Worthington
                                                   --------------------
                                               Name:   John Worthington
                                               Title   President and CEO

                     Amendment No. 2 to Management Agreement

THIS AMENDMENT No. 2 to Management Agreement (the "Amendment") is made and entered into as of February -- , 2001 by and among KRG Capital Partners, LLC, a Delaware limited liability company ("KRG"), TransCore Holdings, Inc., a Delaware corporation ("Holdings"), and TransCore, Inc. (formerly Syntonic Technology, Inc.), a Delaware corporation and its subsidiaries (collectively referred to herein as "Opco").

                                   BACKGROUND

            WHEREAS, KRG, Holdings and Opco entered into a Management Agreement dated as of September 3, 1999 (the "Agreement"); and

            WHEREAS, the parties amended the Agreement effective as of June 30, 2000 pursuant to Amendment No. 1;

            WHEREAS, the parties desire to further amend the Agreement as set forth below.

            NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of KRG, Holdings, Opco and its subsidiaries agree as follows:

                                      TERMS

      1. Section 3(a) of the Agreement is hereby amended by deleting the reference to "$300,000" in the second line and inserting "$400,000" in lieu thereof.

      2. Except as set forth herein, all other terms of the Agreement shall remain in full force and effect.

            IN WITNESS THEREOF, the parties hereto have duly executed this Amendment as of the date above written.

                                KRG CAPITAL PARTNERS, LLC

                                By:
                                   ---------------------------------------------
                                   Name:    Charles Gwirtsman
                                   Title:   Managing Director


                                TRANSCORE HOLDINGS, INC.

                                By:
                                   ---------------------------------------------
                                   Name:    John Worthington
                                   Title:   President and CEO


                                TRANSCORE, INC. (FORMERLY SYNTONIC

                                TECHNOLOGY, INC.)

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title: